Exhibit 10.3

BINDING MEMORANDUM OF UNDERSTANDING

THIS BINDING MEMORANDUM OF UNDERSTANDING (“MOU”) is made as of September 26, 2016, by and between RAIT Financial Trust, a Maryland real estate investment trust (the “Company”) and Scott L.N. Davidson (the “Executive”).

R E C I T A L S:

WHEREAS, the Company intends to enter into that certain Securities and Asset Purchase Agreement (the “Purchase Agreement”) by and among the Company, RAIT TRS, LLC, Jupiter Communities, LLC, the RAIT Selling Stockholders (as defined therein), Independence Realty Trust, Inc. and Independence Realty Operating Partnership, LP;

WHEREAS, pursuant to the transactions contemplated by the Purchase Agreement, the Executive will be elevated to the position of Chief Executive Officer of the Company; and

WHEREAS, the Company and the Executive desire to memorialize the terms under which the Executive will serve as the Chief Executive Officer of the Company.

NOW, THEREFORE, for consideration recognized by each party and intending to be bound by the terms hereof, the Company and the Executive agree as follows:

1. Recitals. The foregoing recitals are incorporated into this MOU as if separately restated herein.

2. Employment Terms.

a) On the Second Closing Date (as defined in the Purchase Agreement), Executive shall be elevated to the position of Chief Executive Officer (“CEO”) of the Company.

b) On the Second Closing Date, the Board shall elect Executive to the Board of Trustees of the Company.

c) As CEO, Executive shall receive an annual base salary of $850,000.

d) The Company and Executive shall enter into a new employment agreement for Executive, effective following the Second Closing Date, that includes terms substantially similar to those included in the current CEO’s employment agreement and that is consistent with Executive’s current employment agreement and the prospective business of the Company. Such contract shall be negotiated and executed prior to the Second Closing Date.

e) Executive shall receive a new aggregate Share Award (as defined in the RAIT Financial Trust 2012 Incentive Award Plan (the “Plan”)) under the Plan of 600,000 shares of the Company’s common shares of beneficial interest (the “Award”). In order to comply with the terms and conditions of the Plan, the

Award may be granted as two separate awards. To the extent the Award is granted in multiple awards, the amount of shares granted in each award shall be determined at the sole discretion of the Company. In no event shall the number of shares granted exceed 500,000 in one calendar year or 600,000 in the aggregate. Fifty percent (50%) of the shares granted pursuant to the Award shall vest on the second anniversary of the Second Closing Date, regardless of the date granted. The remaining fifty percent (50%) of the shares granted pursuant to the Award shall vest on the third anniversary of the Second Closing Date, regardless of the date granted. The Award is subject to the terms and conditions of the Plan, as they be may be amended from time to time.

f) On a date to be determined by the Company, but not after the later to occur of the Second Closing Date or February 1, 2017, Executive shall receive a one-time cash payment in the amount of $1,350,000.

g) It is the expectation of the Board of Trustees of the Company that Executive’s discretionary performance compensation for 2016 shall be paid at the maximum target level.

h) Cash available for distribution (“CAD”) goals for 2017, as established by the compensation committee of the Board of Trustees, shall be adjusted for the purpose of determining Executive’s 2017 performance compensation. Such adjustment shall account for payments made to the Company’s current Chief Executive Officer and Chief Financial Officer as part of the terms of their separation from the Company as a result of the transactions contemplated by the Purchase Agreement.

3. General Provisions.

a) The obligations of the parties set forth in this MOU are contingent upon the consummation of the transactions contemplated by the Purchase Agreement. In the event the Second Closing (as defined in the Purchase Agreement) does not occur, this MOU shall be null and void.

b) This MOU shall be governed by and construed in accordance with the laws of the United States and of the Commonwealth of Pennsylvania. Any dispute arising out of or relating to this MOU, or the breach, termination or validity thereof, will be submitted by the parties to arbitration under the commercial rules then in effect for the American Arbitration Association except as provided in this Section. Such arbitration shall be conducted in Philadelphia, Pennsylvania. All proceedings will be held in English and a record transcribed in English will be prepared. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

c) Neither party may assign its rights under this MOU except as agreed by the parties in writing.

d) This MOU may be amended or supplemented only by a writing that is signed by duly authorized representatives of both parties.

e) If any part of this MOU is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same economic effect as the original provision and the remainder of this MOU will remain in full force.

f) This MOU constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto agree to the terms of this MOU and have executed the same as of the date first written above.

RAIT FINANCIAL TRUST,
a Maryland real estate investment trust

By:	/s/ Murray Stempel
Title:	Trustee

/s/ Scott L.N. Davidson
Scott L.N. Davidson

[Signature Page to Davidson MOU]